Exhibit 99.1

EL GALLO PHASE 1 PRODUCTION AREA

DRILLING ENCOUNTERS MORE GOLD: 1.3 GPT GOLD OVER 41.2 METERS

PLUS NEW ZINC, SILVER & LEAD INTERCEPTS

TORONTO, ONTARIO - (AUGUST 8, 2012) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce exploration results from its 100% owned El Gallo Complex, in Sinaloa State, Mexico, where on-going drilling continues to expand the resource within the Phase 1 production area (Fig. 1).

The best hole in this news release returned 1.3 gpt gold over 41.2 m, including 4.3 gpt gold over 8.8 m. In addition, we found something new. The most intriguing assay values included 4.2% zinc, 0.9% lead, 0.5 gpt gold, 8.6 gpt silver over 41.0 m, including 7.7% zinc, 1.1 lead, 0.6 gpt, 11.0 gpt silver over 16.9 m and 70.4 gpt silver, 0.3 gpt gold over 11.2 m.

“Exploration results from inside of the Phase 1 production area have generated very interesting results. Our drilling continues to open up new areas for resource expansion,” stated Rob McEwen, Chief Owner.

El Gallo Phase 1 Exploration Drill Results

Drilling Expands Gold Resource

Drilling designed to expand the current gold resource (M&I: 566,508 gold ounces; Inferred: 271,081 gold ounces) and extend the mine life (approx. 6-7 yrs) commenced during the second quarter. On July 19th, the Company announced a drill hole intersected 1.1 gpt gold over 71.3 m. The first follow up hole to this result intersected 1.3 gpt gold over 41.2 m, including 4.3 gpt gold over 8.8 m. This hole is located 30 m south of the initial result and 200 m southwest of the planned open pit (Fig. 2 & 3). The results show continuity between the two intercepts and that the zone may continue deeper.

Table 1. Gold Intercepts — Lupita Vein

Hole	From (m)	To (m)	Thickness (m)	Gold Grade (GPT)
MLX-022	102.0	108.0	6.0	1.5
And	128.6	169.8	41.2	1.3
Including	150.2	159.0	8.8	4.3

MLX-020	5.2	6.1	1.0	11.0

MLX-018	0.0	6.1	6.1	1.0
And	40.8	47.0	6.2	0.9

Holes MLX-018 and MLX-020 were drilled to infill the resource at surface. Both of these holes were successful.

Zinc, Lead and Silver Discovered

A surprising 41.0 m intercept, containing 4.2% zinc, 0.9% lead, 0.5 gpt gold and 8.6 gpt silver, that included 7.7% zinc, 1.1 lead, 0.6 gpt, 11.0 gpt silver over 16.9 m was drilled near the northeast corner of planned pit design (Fig. 2). Although it has been known that the area contains elevated zinc and lead, base metal mineralization of this grade has not been previously encountered. The values are encouraging because there is no further drilling to the south and east, representing a new exploration target.

Drilling along trend, 150 m northeast of the resource limits, has intersected encouraging silver values, plus gold (Fig. 2). The silver and gold is shallow, starting 15 meters below surface. The mineralization is believed to be a continuation of the same structure that hosts part of the Phase 1 resource. However, the higher silver to gold ratio represents a departure from previously drilled mineralization.

Table 2. Silver & Gold — Lupita Vein

Hole	From (m)	To (m)	Thickness (m)	Silver Grade (GPT)	Gold Grade (GPT)
MLX-021	17.0	28.2	11.2	70.4	0.3

MLX-023	6.3	13.6	7.3	76.6	0.3
Including	11.6	13.6	2.0	159.3	0.4

About El Gallo

The El Gallo Complex is located in Sinaloa State, Mexico. Phase 1 is currently being commissioned, with production scheduled to begin during the third quarter. Phase 1 production is forecasted to produce an average 30,000 ounces of gold per year. Phase 2, where a feasibility study is currently being completed and scheduled to be released during the third quarter, is forecasted to add an additional 100,000 ounces of gold and gold equivalent. Combined both phases of production are scheduled to produce approximately 130,000 ounces of gold and gold equivalent.

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high growth, low-cost, mid-tier silver and gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo Complex in Sinaloa, Mexico; the Gold Bar Project in Nevada, US; the Los Azules Copper Project in San Juan, Argentina and a large portfolio of exploration properties in Argentina, Nevada and Mexico. In 2012, McEwen Mining is planning to spend approximately US$40 million on exploration.

McEwen Mining has 267,084,203 shares issued and outstanding. Rob McEwen, Chairman, President and CEO, owns 25% of the shares of the Company.  As of March 31, 2012, McEwen Mining had cash and liquid assets of US$66.7 million, comprised of cash of US$41.1 million, silver and gold bullion at market value of US$21.4 million and marketable securities of US$1.1 million.  The Company continues to hold a significant portion of its treasury in bullion with the belief that prices will continue to rise.

CAUTIONARY NOTE TO US INVESTORS:

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS:

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between US Gold and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation including specifically but not limited to ongoing litigation with respect to the Los Azules property which if resolved adversely to the Company, would materially affect the Company’s ability to develop the Los Azules project, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

TECHNICAL INFORMATION:

This news release has been viewed and approved by John Read, CPG, McEwen Mining’s consulting geologist, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Mexican exploration properties. Samples from the core drilling were split on-site at the Company’s El Gallo Complex. One half of the split drill core is shipped to ALS Chemex for sample preparation and analysis by 4-acid digestion with ICP determination for silver and fire assay for gold. Samples returning greater than 1500 ppm silver or 10 ppm gold were re-analyzed using gravimetric fire assay. Standards and blanks were inserted every 20 samples. All holes were drilled with HQ bits and reduced to NTW where required. Samples were taken based on lithologic and/or mineralized intervals and vary in length. In some cases the true width of the mineral zones has not been determined. For additional information about the El Gallo Complex see the “Resource Estimate for the El Complex, Sinaloa State, Mexico” dated July 18, 2012 and prepared by John Read, CPG of McEwen Mining Inc., Richard J. Kehmeier, CPG and Brian S. Hartman, P.Geo of Pincock, Allen & Holt and Aaron M. McMahon P.G., formerly employed by Pincock, Allen & Holt. All individuals, except Mr. Read, are Qualified Persons as defined by NI 43-101 and are independent of McEwen Mining Inc. as defined in Section 1.4 of NI 43-101 and Section 3.5 of Companion Policy 43-101CP. Mr. Read verified the mineral resource data contained in the El Gallo resource estimate by conducting a site visit, which included verifying drill hole locations and survey data, reviewing sampling handling, data collection procedures, partial audit of the assay database, review of the QA/QC data and analysis of core recovery and drill logs and their relations to assay values. The El Gallo Complex resource is available on SEDAR (www.sedar.com).

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: www.facebook.com/McEwenRob Twitter: www.twitter.com/McEwenMining	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com

Table 3. All Holes From Lupita Vein (Gold and Silver)

Hole	From (m)	To (m)	Thickness (m)	Gold (GPT)	Silver (GPT)	Dip (Degrees)	Azimuth (Degrees)	Easting (UTM)	Northing (UTM)
MLX-014	—	—	—	—	—	-50	315	217787	2836392

MLX-015	42.6	43.6	1.0	1.1	176.0	-50	315	218064	2836562
And	82.4	84.9	2.5	0.3	89.2

MLX-016	—	—	—	—	—	-45	315	217962	2836557

MLX-018	0.0	6.1	6.1	1.0	31.9	-45	315	218005	2836566
And	40.8	47.0	6.2	0.9	44.6

MLX-020	5.2	6.1	1.0	11.0	22.8	-50	315	218020	2836596

MLX-021	17.0	28.2	11.2	0.3	70.4	—	315	218161	2836706

MLX-022	102.0	108.0	6.0	1.5	3.4	-50	325	217579	2836118
And	128.6	169.8	41.2	1.3	—
Including	150.2	159.0	8.8	4.3	—

MLX-023	6.3	13.6	7.3	0.3	76.6	-50	315	218196	2836748
Including	11.6	13.6	2.0	0.4	159.3

Table 2. All Holes From Lupita Vein (Zinc, Lead, Gold and Silver)

Hole	From (m)	To (m)	Thickness (m)	Zinc (%)	Lead (%)	Gold (GPT)	Silver (GPT)	Dip (Degrees)	Azimuth (Degrees)	Easting (Degrees)	Northing (Degrees)
MLX-019	99.7	140.7	42.3	4.2	0.9	0.5	8.6	-50	315	217994	2836467
Including	119.0	135.9	16.9	7.7	1.1	0.6	11.0

McEWEN MINING

El Gallo Phase 1 Area Drill Hole Locations

Figure 2
August 2012

216000
217000
218000
2838000
2837000
2836000
Legend
Drill Holes
Resource footprint
Pit Design
MLX-023
MLX-021
MLX-015
MLX-020
MLX-018
MLX-016
MLX-019
MLX-014
MLX-022
0
500
Meters
0
1,000
Feet
N

McEwen Mining
Lupita Vein Cross Sectional View - Hole MLX-022
Figure 3
August 2012
450 Ele
400 Ele
350 Ele
300 Ele
250 Ele
200 Ele
July 2012
1.1 gpt Au / 71.3 m
incl. 6.5 gpt Au / 4.9 m
August 2012
1.3 gpt Au / 41.2 m
Incl. 4.3 gpt Au / 8.8 m
MLX-013
MLX-022
Legend
Measured Resource
Indicated Resource
New Core Hole
Previous RC Hole
Mineralization Open